UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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POINT BLANK SOLUTIONS, INC.

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On August 11, 2008, Point Blank Solutions, Inc. issued the following press release:

NEWS FROM POINT BLANK SOLUTIONS, INC. 2102 SW 2nd Street • Pompano Beach, FL 33069 Tel: 954-630-0900 • www.pointblanksolutionsinc.com

FOR IMMEDIATE RELEASE

Company Contact:	Media Relations/Investor Relations
Glenn Wiener
212-786-6013 / ir@pbsinc.com

RiskMetrics Group (ISS) Backs Point Blank Incumbent Board

Leading Independent Proxy Advisory Firm Recommends that Point Blank Solutions

Stockholders Vote for all of the Company’s Existing Directors at Upcoming Annual Meeting

Pompano Beach, Florida, August 11, 2008 – Point Blank Solutions, Inc. (“PBSI”, OTC Pink Sheets: PBSO.PK), a leader in the field of protective body armor, announced today that independent proxy advisor firm RiskMetrics Group (formerly Institutional Shareholder Services or “ISS”) has issued a recommendation that Point Blank Solutions stockholders vote “FOR” all of the Company’s slate of director nominees at the upcoming Annual Meeting of Shareholders currently scheduled to be held on August 19, 2008. ISS recommends that shareholders “DO NOT VOTE” on the “GOLD” proxy card with respect to nominees of dissident shareholder, Steel Partners II, L.P.

RiskMetrics is widely recognized as one of the leading independent proxy voting and corporate governance advisory firms. Their analyses and recommendations are relied upon by many major institutional investment firms, mutual funds and fiduciaries throughout North America.

In recommending that Point Blank Solutions shareholders vote “FOR” all of the Company’s director nominees, RiskMetrics states:

-	We believe that the incumbent board has been largely successful in resolving most of the legacy issues. For example, the company is now current in its SEC filings and the class action and derivative lawsuits have been settled.
-	We note that the delays in holding the annual meeting have largely been caused by the company’s legacy financial restatements. Recent delays, particularly in 2008, have been related to the initiation of a sales process while simultaneously waiting for the closing of a substantial government contract. We note that it is not unreasonable for companies to postpone the shareholder meeting after initiating a sales process, such as the one undertaken by Point Blank. Moreover, we note that the general shareholder communication does not appear to be inadequate during the long period without a shareholder meeting. The company provides regular updates on the reorganization of the company and has maintained timely updates on the contract delays and other corporate developments.
-	We concur with the company’s decision not to initiate a strategic review process in 2007 when it was not current in its SEC filings and did not have updated financials.
-	The company seems to be conducting a thorough sale process, as indicated by the level of participation by interested parties.
-	Regarding dissidents, we note that despite seeking majority board representation, Steel Partners has not proposed any operating plan, except for conducting a sale of the company. Moreover, its refusal to sign a standstill agreement has prevented it from participating in the sale process. Notwithstanding, scope and term issues, we note standstill agreements are a normal mechanism to ensure a level playing field and are often negotiated as to scope and term.

-MORE-

-	Given that Steel Partners previously expressed interest in acquiring the company, a sales process led by dissident nominees could raise potential conflict of interest concerns. Furthermore, earlier this year, ISS recommended shareholders WITHHOLD votes from three dissident nominees namely, Merrill A. McPeak, James R. Henderson and Terry R. Gibson, for various governance issues at Del Global and Cosine Communications.
-	The adoption of the poison pill coincided with a period of significant financial, regulatory and legal issues for the company. We believe the poison pills may be shareholder friendly, if adopted to protect the shareholders from an opportunistic bid, particularly in times of duress, as seems to be the case for Point Blank.
-	The company was profitable for the first time in five years in 2007, largely driven by a 26.3 percent increase in revenue and lower litigation and investigation costs. While recent performance has deteriorated, as highlighted by Steel Partners, we note much of it has been due to delays in government contracts – which tend to be beyond company’s control.
-	In conclusion, we recommend shareholders vote FOR all incumbent nominees.

“We are pleased that RiskMetrics supports the election of our director nominees over the dissident slate. Their recommendation is a reaffirmation of the independence and quality of our directors and the role they have and continue to play in shaping our Company’s future,” said Senator William Campbell, Chairman of the Board of Directors.

Senator Campbell concluded, “Our board takes its fiduciary responsibilities very seriously and it is not our intent to be hostile with Steel Partners, or any other party. But we have a duty as your Board to protect all shareholders’ interests. Each member of the Board has worked very closely with management to help resolve our legacy issues, improve the Company’s market position and provide the oversight that will enable Point Blank to generate higher returns for our stockholders. That is what we remain focused on – building and realizing shareholder value, while continuing to provide our customers with the industry’s best products.”

The 2008 Annual Meeting of Stockholders is currently scheduled to be held at the Fort Lauderdale Marriott North, 6650 North Andrews Avenue, Fort Lauderdale, Florida, 33309 at 11:00 a.m. local time on August 19, 2008.

Point Blank Solutions continues to urge all shareholders to vote their BLUE proxy cards in favor of the current Board of Directors. The Board of Directors urges you to DISCARD any gold or other proxy cards that you have received from Steel Partners. If you have voted on a gold proxy card but wish to support your Company’s nominees, please vote your BLUE proxy card. Only your latest dated proxy will determine how your shares are to be voted at the meeting.

Shareholders who have questions concerning the current proxy solicitation should contact Georgeson Inc., the Company’s proxy solicitor, toll free at: 1-877-868-4958.

ABOUT POINT BLANK SOLUTIONS, INC.

Point Blank Solutions, Inc. is a leader in the design and production of technologically advanced body armor systems for the U.S. Military, Government and law enforcement agencies, as well as select international markets. The Company is also recognized as the largest producer of soft body armor in the U.S. With state-of-the-art manufacturing and laboratory testing facilities, strategic technology and marketing alliances, and an ongoing commitment to drive innovation, Point Blank Solutions believes that it can deliver the most advanced body armor solutions, quicker and better than anyone in the industry.

The Company maintains facilities in Deerfield Beach, FL, Oakland Park, FL, Pompano Beach, FL, Jacksboro, TN and Washington, DC. To learn more about Point Blank Solutions, Inc. visit our website at www.PointBlankSolutionsInc.com.

SAFE HARBOR STATEMENT

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED LARGELY ON THE COMPANY’S EXPECTATIONS AND ARE SUBJECT TO VARIOUS BUSINESS RISKS AND UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND THE COMPANY’S CONTROL. WORDS SUCH AS “EXPECTS,” “ANTICIPATES,” “TARGETS,” “GOALS,” “PROJECTS,” “INTENDS,” “PLANS,” “BELIEVES,” “SEEKS,” “ESTIMATES,” VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS THAT SPEAK AS OF THE DATE HEREOF AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, (1) CHANGES IN THE COMPANY’S INTERNAL CONTROL STRUCTURE OVER FINANCIAL REPORTING, (2) UNCERTAINTY OF FUTURE FINANCIAL RESULTS, (3) ADDITIONAL FINANCING REQUIREMENTS, (4) DEVELOPMENT OF NEW PRODUCTS, (5) GOVERNMENT APPROVAL AND CONTRACTING PROCESSES, (6) THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, (7) TECHNOLOGICAL CHANGES, (8) THE EFFECT OF POLITICAL AND ECONOMIC CONDITIONS, (9) THE OUTCOME AND IMPACT OF LITIGATION TO WHICH THE COMPANY IS A PARTY AND THE SECURITIES AND EXCHANGE COMMISSION AND OTHER INVESTIGATIONS REGARDING THE COMPANY, (10) TURNOVER IN THE COMPANY’S SENIOR MANAGEMENT AND (11) OTHER UNCERTAINTIES DETAILED IN THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING, WITHOUT LIMITATION, THOSE UNCERTAINTIES AND RISKS DISCUSSED IN DETAIL IN “RISK FACTORS,” IN THE COMPANY’S PERIODIC REPORTS ON FORMS 10-K AND 10-Q. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN THE EXPECTATIONS OF OUR MANAGEMENT WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

In connection with the solicitation of proxies, Point Blank Solutions, Inc. has filed with the U.S. Securities and Exchange Commission (the “SEC”) and mailed to stockholders a definitive proxy statement and additional proxy materials. The proxy statement contains important information about Point Blank Solutions and the Company’s 2008 Annual Meeting. Point Blank’s stockholders are urged to read the proxy statement carefully. The proxy statement and other documents relating to the 2008 Annual Meeting can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from the Company at the Company’s website at www.pointblanksolutionsinc.com under the “Investor Relations” tab, upon written request to Corporate Secretary, Point Blank Solutions, Inc, 2102 S.W. 2nd St., Pompano Beach, Florida 33069, or by calling the Investor Relations department at (212) 786-6013.

The Company and its directors and executive officers are deemed to be participants in the solicitation of proxies in connection with the 2008 Annual Meeting. Information regarding the interests of the directors and executive officers of the Company in the solicitation may be found in the definitive proxy statement filed by the Company with the SEC on March 24, 2008, and in additional proxy materials filed with the SEC, available free of charge from the SEC and the Company, as indicated above. Information about the directors and executive officers of the Company may be found in its Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on March 17, 2008.